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                                                                     EXHIBIT 3.4

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                DRKOOP.COM, INC.


     DRKOOP.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     I.   The name of the Corporation is drkoop.com, Inc.

     II. The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on February 26, 1999.

     III. The Board of Directors of the Corporation, acting in accordance with Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware, duly adopted resolutions and declared the advisability of such resolutions to amend and restate the Certificate of Incorporation of the Corporation to read in its entirety as follows:

                                   ARTICLE I

     The name of the corporation is drkoop.com, Inc.

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is one hundred and fifteen million (115,000,000) shares. The total number of shares of Common Stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares, and the par value of each share of Common Stock is one-tenth of one cent ($0.001). The total number of shares of Preferred Stock which the Corporation shall have authority to issue is fifteen million (15,000,000) shares, and the par value of each share of Preferred Stock is one-tenth of one cent ($0.001). The Preferred Stock may be issued
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from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

     (b) The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation.

                                  ARTICLE VI

     Notwithstanding Article V hereof, the bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3) of the outstanding voting stock of the Corporation, voting together as a single class.

                                  ARTICLE VII

     The Board of Directors shall have that number of Directors set out in the bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation acting in accordance with Article VI.

                                 ARTICLE VIII

     The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided,
                                                                 --------
however, that the directors of the Corporation as of the date of filing of this
-------
Restated Certificate of Incorporation are hereby each assigned to a class, and the directors assigned to Class I shall serve for a term ending on the date of the first annual meeting next following April 1, 1999, the directors

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assigned to Class II shall serve for a term ending on the date of the second annual meeting next following April 1, 1999, and the directors assigned to Class III shall serve for a term ending on the date of the third annual meeting next following April 1, 1999.

     The members of the present Board of Directors are allocated as follows:

          Jeffrey C. Ballowe            Class I
          Mardian J. Blair              Class I
          Richard D. Helppie            Class I
          G. Carl Everett, Jr.          Class II
          John F. Zaccaro               Class II
          Nancy L. Snyderman, M.D.      Class II
          Donald W. Hackett             Class III
          Dr. C. Everett Koop           Class III

     In the event of any increase or decrease in the number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and
(b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article VIII, as applied to the new number of directors.

     Notwithstanding any of the foregoing provisions of this Article VIII, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

                                  ARTICLE IX

     Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                   ARTICLE X

     No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The stockholders may not take action by written consent.

                                  ARTICLE XI

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of

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Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting
         --------  -------
of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                  ARTICLE XII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment,
                                         --------  -------
alteration, change or repeal may be made to Article VI, VII, VIII, X, XI or XII without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                 ARTICLE XIII

     Each reference in this Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.

                                  ARTICLE XIV

     To the fullest extent permitted by the General Corporation Law of the State of Delaware, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the bylaws of the Corporation. The Corporation may, to the full extent permitted by Delaware law, purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or the bylaws of the Corporation, against any liability which may be asserted against any director, officer or such other person and may enter into contracts providing for the indemnification of any director, officer or such other person to the full extent permitted by Delaware law. The liability of directors of the Corporation (for actions or inactions taken by them as directors) for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

     If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article XIV by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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          IV.  Thereafter, pursuant to a resolution of the Board of Directors, this Restated Certificate of Incorporation was duly approved by the holders of the necessary number of shares of the Company's voting securities in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, drkoop.com, Inc. has caused this certificate to be signed by its duly authorized officer this ____ day of June, 1999.



                              DRKOOP.COM, INC.


                              By:  ______________________________
                                   Donald W. Hackett, President


Attest:


_________________________________
Susan M. Georgen-Saad
Assistant Secretary

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